Credit Suisse First Boston
ABSC 2005 - HE1
Adjustable Rate Mortgage Loans
4,475 records
Balance: 1,036,341,693

Selection Criteria: Adjustable Rate Mortgage Loans
Table of Contents

1.

Initial Rate Cap

2.

Periodic Rate Cap

1. Initial Rate Cap

Initial Rate Cap	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% Owner Occupied
1.000	32	$5,538,177.02	0.53%	617	83.45%	7.283%	90.82%
1.400	1	273,200.00	0.03	624	80.00	7.180	100.00
1.500	3,768	836,374,144.77	80.70	619	80.32	6.912	94.08
1.900	1	125,800.00	0.01	530	85.00	7.200	100.00
2.000	13	1,688,318.44	0.16	605	86.48	7.552	100.00
3.000	588	170,629,120.71	16.46	663	81.76	6.237	97.64
5.000	68	20,992,601.00	2.03	656	79.87	6.131	97.49
5.500	1	65,331.42	0.01	618	80.00	3.375	100.00
6.500	2	327,000.00	0.03	647	77.28	7.480	100.00
7.400	1	328,000.00	0.03	632	80.00	6.625	100.00
Total:	4,475	$1,036,341,693.36	100.00%	627	80.57%	6.788%	94.73%

Minimum: 1.000
Maximum: 7.400
Weighted Average: 1.820

Top

2. Periodic Rate Cap

Periodic Rate Cap	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% Owner Occupied
1.000	2,065	$511,792,659.35	49.38%	636	81.50%	6.671%	94.99%
1.500	2,388	519,073,765.51	50.09	617	79.62	6.912	94.46
2.000	11	1,478,754.50	0.14	599	86.32	7.300	100.00
3.000	11	3,996,514.00	0.39	729	84.16	5.344	94.57
Total:	4,475	$1,036,341,693.36	100.00%	627	80.57%	6.788%	94.73%

Minimum: 1.000
Maximum: 3.000
Weighted Average: 1.260

Top

Credit Suisse First Boston
11 Madison Avenue
New York, New York 10010
www.csfb.com
Dec 17, 2004 16:36

Disclaimer:This material is provided to you solely for informational purposes, is intended for your use only and does not constitute an offer or commitment, a solicitation of an offer or commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise). This material has been prepared by CSFB based on assumptions and parameters determined by it in good faith. It is important that you (recipient) understand that those assumptions and parameters are not the only ones that might reasonably have been selected or that could apply in connection with the preparation of these materials or an assessment of the transaction described above. A variety of other or additional assumptions or parameters, or other market factors and other considerations, could result in different contemporaneous good faith analyses or assessment of the transaction described above. Past performance should not be taken as an indication or guarantee of future performance, and no representation or warranty, express or implied is made regarding future performance. Opinions and estimates may be changed without notice. The information set forth above has been obtained from or based upon sources believed by CSFB to be reliable, but CSFB does not represent or warrant its accuracy or completeness. This material does not purport to contain all of the information that an interested party may desire. In all cases, interested parties should conduct their own investigation and analysis of the transaction(s) described in these materials and of the data set forth in them. Each person receiving these materials should make an independent assessment of the merits of pursuing a transaction described in these materials and should consult their own professional advisors. CSFB may, from time to time, participate or invest in other financing transactions with the issuers of the securities referred to herein, perform services for or solicit business from such issuers, and/or have a position or effect transactions in the securities or derivatives thereof. Structured securities are complex instruments, typically involve a high degree of risk and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the credit quality of any issuer or reference issuer. Any investor interested in purchasing a structured product should conduct its own investigation and analysis of the product and consult with its own professional advisers as to the risks involved in making such a purchase.